Exhibit 23(c)







                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated February 4, 1998, appearing on page 15 of the annual report to shareholders of United Federal Savings Bank and subsidiary for the year ended December 31, 1997, which is incorporated by reference in the annual report on Form 10-K of the Company for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP

                                                     MCGLADREY & PULLEN, LLP


Raleigh, NC
August 12, 1998